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                                                                   EXHIBIT 12

                  DAYTON HUDSON CORPORATION AND SUBSIDIARIES
            COMPUTATIONS OF RATIOS OF EARNINGS TO FIXED CHARGES AND
       RATIOS OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

                             (MILLIONS OF DOLLARS)


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
                                                                      FISCAL YEAR ENDED
                                         ---------------------------------------------------------------------------
                                         FEBRUARY 3,     JANUARY 28,     JANUARY 29,     JANUARY 30,     FEBRUARY 1,
                                            1996            1995            1994            1993            1992
                                         -----------     -----------     -----------     -----------     -----------
RATIO OF EARNINGS TO FIXED CHARGES:

Earnings:
 Consolidated net earnings                 $  311          $  434          $  375          $  383           $ 301
 Income taxes                                 190             280             232             228             171
                                           ------          ------          ------          ------           -----
  Total earnings                              501             714             607             611             472
                                           ------          ------          ------          ------           -----
Fixed charges:
 Interest expense                             461             439             459             454             421
 Interest portion of rental expense            59              56              45              43              39
                                           ------          ------          ------          ------           -----
  Total fixed charges                         520             495             504             497             460
Less:
 Capitalized interest                         (14)             (7)             (5)             (6)            (11)
                                           ------          ------          ------          ------           -----
  Fixed charges in earnings                   506             488             499             491             449
                                           ------          ------          ------          ------           -----
Earnings available for fixed charges       $1,007          $1,202          $1,106          $1,102           $ 921
                                           ======          ======          ======          ======           =====
Ratio of earnings to fixed charges           1.94            2.43            2.19            2.22            2.00
                                           ======          ======          ======          ======           =====

RATIO OF EARNINGS TO FIXED CHARGES
 AND PREFERRED STOCK DIVIDENDS:
Total fixed charges, as above              $  520          $  495          $  504          $  497           $ 460
Dividends on preferred stock
 (pre-tax basis)                               37              39              39              39              39
                                           ------          ------          ------          ------           -----
 Total fixed charges and preferred
  stock dividends                             557             534             543             536             499
                                           ------          ------          ------          ------           -----
Earnings available for fixed charges
 and preferred stock dividends             $1,007          $1,202          $1,106          $1,102           $ 921
                                           ======          ======          ======          ======           =====
Ratio of earnings to fixed charges
 and preferred stock dividends               1.81            2.25            2.04            2.06            1.85
                                           ======          ======          ======          ======           =====
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